UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

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                        SIZELER PROPERTY INVESTORS, Inc.
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                (Name of Registrant as Specified In Its Charter)

                       REVENUE PROPERTIES COMPANY LIMITED
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FILED AS PART OF SCHEDULE 13D, AMENDMENT NO. 4 BY REVENUE PROPERTIES COMPANY
LIMITED ON SEPTEMBER 14, 2006

                         Letter to Thomas A. Masilla Jr.


REVENUE PROPERTIES COMPANY LIMITED

BY FACSIMILE                                                September 13, 2006
CONFIDENTIAL



Sizeler Property Investors, Inc.
2542 Williams Boulevard
Kenner, Louisiana 70062

Attention: Mr. Thomas A. Masilla, Jr., President

Dear Mr. Masilla:

Re:      Compson Holding Corp. Proposal

         We have received from your counsel a copy of the proposal made by Compson Holding Corp. (the "Proposal"), which we understand was made on the evening of September 12, 2006.

         We understand that you will need to work through the Proposal with your Board and with your legal and financial advisers.

         We have now had the opportunity to review the Proposal and the definition of "Company Superior Proposal" in Section 6.4 of our Agreement and Plan of Merger, dated as of August 18, 2006 (the "Merger Agreement"). Having done so, we wanted to share with you our view that the Proposal would not constitute a "Company Superior Proposal" under the Merger Agreement. Among other relevant aspects of the Proposal, we would note the following: (1) the Proposal is non-binding and subject to negotiation of definitive documentation, (2) the Proposal relates to a purchase of assets only (and not a purchase of the public entity) and, as such, (i) Sizeler (and indirectly its stockholders) would continue to be responsible for significant wind-up costs, (ii) the actual receipt of consideration by Sizeler's stockholders would necessarily be subject to increased risk and delay, and (iii) Sizeler's stockholders would, we understand, be liable as transferees under State law for any liabilities of Sizeler that are not assumed or paid off by the purchaser under the Proposal,
(3) while the Proposal refers to debt financing, a commitment letter was not included with the Proposal, (4) the Proposal appears to suggest that only $20 million of equity would be available for the transaction, (5) the Proposal calls for a break-up fee of $12 million, (6) the Proposal includes additional closing conditions relating to asset conveyances and estoppel certificates, and (7) while the Proposal does not seem to contemplate a "diligence out" in the





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definitive documentation, there appears to be an information review process built into the Proposal.

         We look forward to continuing to work with you to bring about a successful closing to our merger transaction.

                                   Sincerely,

                                /s/ K. (Rai) Sahi
                                --------------------------
                                  K. (Rai) Sahi
                                 Chairman & CEO






cc:      Robert W. Smith, Jr., Esq., DLA Piper Rudnick Gray Cary US LLP



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